SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2003

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-11053 (Commission File Number)	23-2093008 (IRS Employer Identification No.)
100 CTE Drive Dallas, PA (Address of Principal Executive Offices)	18612-9774 (Zip Code)
(570) 631-2700 (Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Item 12.    Disclosure of Results of Operations and Financial Condition.

      The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition." On August 5, 2003, Commonwealth Telephone Enterprises, Inc. issued a press release reporting its 2003 second quarter results. A copy of the press release is attached hereto as Exhibit 99.A and is hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commonwealth Telephone Enterprises, Inc.

Date: August 5, 2003	By:	/S/ RAYMOND B. OSTROSKI

Name: Raymond B. Ostroski
Title: Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.A	Text of Press Release of Commonwealth Telephone Enterprises, Inc., dated August 5, 2003. .